Exhibit 10.25

CONTROLLED COMPANY AGREEMENT

This CONTROLLED COMPANY AGREEMENT (as the same may be amended from time to time in accordance with its terms, the “Agreement”) is entered into as of ___________, 2021, by and among the parties listed on the signature pages hereto (each a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, in connection with the consummation by P10, Inc. (the “Issuer”) of a Restructuring (as hereinafter defined), the parties hereto have agreed to enter into this Agreement to govern certain of their rights, duties and obligations with respect to their ownership of Shares (as hereinafter defined) after consummation of the Restructuring.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“210 Stockholders” means 210/P10 Acquisition Partners, LLC, those parties listed on the signature pages below under the heading 210 Stockholders, and any of its Permitted Transferees who hold Shares as of the applicable time.

“210 Designee” has the meaning set forth in Section 2.1(a)(i).

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control,” as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes hereof, none of the Stockholders, the Issuer, or any of their respective Subsidiaries shall be considered Affiliates of any portfolio operating company in which the Stockholders or any of their investment fund Affiliates have made a debt or equity investment, and none of the Stockholders or any of their Affiliates shall be considered an Affiliate of (a) the Issuer or any of its Subsidiaries or (b) each other.

“Agreement” has the meaning set forth in the Preamble.

“Amended and Restated Certificate of Incorporation” means the Issuer’s amended and restated certificate of incorporation to be filed and effective in connection with the consummation of the Restructuring.

“Beneficial Ownership” and “Beneficially Own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that no Stockholder shall be deemed to beneficially own any securities of the Issuer held by any other Stockholder solely by virtue of the provisions of this Agreement (other than this definition which shall be deemed to be read for this purpose without the proviso hereto).

“Board” means the Board of Directors of the Issuer.

“Change in Control” means the occurrence of any of the following events:

(a) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Issuer to any “person” or “group” (as such terms are defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than to a Stockholder group or to any of the Stockholders or the Permitted Transferees or any of their respective Affiliates (collectively, the “Permitted Holders”);

(b) any person or group, other than one or more of the Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock or interests, as applicable, of the Issuer (or any entity which controls the Issuer or which is a successor to all or substantially all of the assets of the Issuer), including by way of merger, recapitalization, reorganization, redemption, issuance of capital stock, consolidation, tender or exchange offer or otherwise; or

(c) a merger of the Issuer with or into another Person (other than one of more of the Permitted Holders) in which the voting stockholders or members, as applicable, of the Issuer immediately prior to such merger cease to hold at least 50% of the voting shares of the Issuer (or the surviving corporation or ultimate parent) immediately following such merger;

provided that, in each case under clause (a), (b) or (c), no Change in Control shall be deemed to occur unless the Permitted Holders as a result of such transaction cease to have the ability, without the approval of any Person who is not a Permitted Holder, to elect a majority of the members of the Board or other governing body of the Issuer (or the resulting entity), and in no event shall a Change in Control be deemed to include any transaction effected for the purpose of (i) changing, directly or indirectly, the form of organization or the organizational structure of the Issuer or any of its Subsidiaries, or (ii) contributing assets or equity to entities controlled by the Issuer (or owned by the Issuer in substantially the same proportions as their ownership of the Issuer).

“Class A Common Stock” means the Class A common stock, par value $0.001 per share, of the Issuer.

“Class B Common Stock” means the Class B common stock, par value $0.001 per share, of the Issuer (including any shares of Class A common stock into which such Class B common stock converts).

“Closing Date” means the date of the closing of the IPO.

“Combined Voting Power” means the combined voting power of all classes and series of Voting Securities, according to each class’ or series’ respective votes per share, voting together as a single class.

“Common Stock” means, collectively, the shares of Class A Common Stock and Class B Common Stock, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Director” means any member of the Board from time to time.

“Director Designee” means an individual designated by a Stockholder to serve as a Director on the Board under this Agreement.

“Equity Securities” means any and all Shares, and any and all securities of the Issuer convertible into, or exchangeable or exercisable for (whether or not subject to contingencies or the passage of time, or both), such shares, and options, warrants or other rights to acquire Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Immediate Family” means any spouse or domestic partner and relationship by blood, current or former marriage or adoption, not more remote than first cousin.

“Independent Director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board (or any committee thereof) and as of any other date on which the determination is being made, as an “independent director” under the applicable rules of the Stock Exchange, as determined by the Board and as an “Independent Director” under Rule 10A-3 under the Exchange Act and any corresponding requirement of Stock Exchange rules for audit committee members, as well as any other independence requirements of the U.S. securities laws that is then applicable to the Issuer, as determined by the Board.

“IPO” means the first underwritten Public Offering of the Class A Common Stock of the Issuer.

“Issuer” has the meaning set forth in the Preamble.

“Law” with respect to any Person, means (a) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject and (b) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“Permitted Holders” has the meaning set forth in the definition of “Change in Control”.

“Permitted Transferee” means with respect to any Stockholder, any Person that such Stockholder is permitted to transfer shares of Class B Common Stock to in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Issuer without such shares automatically converting to Class A Common Stock upon the occurrence of such transfer.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“Public Offering” means any offering and sale of Equity Securities of the Issuer or any successor to the Issuer for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.

“RCP Designee” has the meaning set forth in Section 2.1(a)(ii).

“RCP Stockholders” means RCP Advisors 2, LLC and RCP Advisors 3, LLC, those parties listed on the signature pages below under the heading RCP Stockholders, and any of their Permitted Transferees who hold Shares as of the applicable time.

“Restricted Period” has the meaning set forth in Section 3.1.

“Restricted Stockholders” means the Stockholders listed on the signature pages hereto.

“Restructuring” means the expected restructuring of the Issuer whereby existing stockholders of P10 Holdings, Inc. will hold Class B Common Stock of the Issuer, P10 Holdings, Inc. will become a wholly owned subsidiary of the Issuer and P10 Intermediate Holdings, LLC will become a wholly owned subsidiary of P10 Holdings, Inc.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Shares” means shares of Common Stock.

“Stock Exchange” means the New York Stock Exchange or such other securities exchange or interdealer quotation system on which shares of Class A Common Stock are then listed or quoted.

“Stockholder” has the meaning set forth in the Preamble.

“Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other form of legal entity in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (a) more that 50% of the voting power of all outstanding stock or ownership interests of such entity, (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity or (c) a general or managing partnership interest in such entity.

“Truebridge Designee” has the meaning set forth in Section 2.1(a)(iii).

“TrueBridge Stockholders” means TrueBridge Capital Partners LLC, those parties listed on the signature pages below under the heading
TrueBridge Stockholders, and any of its Permitted Transferees who hold Shares as of the applicable time.

“Voting Securities” means, at any time, outstanding shares of any class of Equity Securities of the Issuer, which are then entitled to vote generally in the election of directors.

Section 1.2 General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

ARTICLE II

MANAGEMENT

Section 2.1 Board of Directors.

(a) Composition; Issuer Recommendation. Following the Closing Date, each Stockholder shall have the right, but not the obligation, to designate for election to the Board, and the Issuer shall include such designees as nominees for election to the Board at all of the Issuer’s applicable annual or special meetings of stockholders (or consents in lieu of a meeting) at which Directors are to be elected (adjusted as appropriate to take into account the Issuer’s classified Board structure), subject to satisfaction of all qualification and legal requirements regarding service as a Director in accordance with Section 2.1(d), the number of designees that, if elected, will result in such Stockholder having the number of Directors serving on the Board as follows:

(i) So long as the 210 Stockholders continue to collectively hold a Combined Voting Power of (A) at least 10% of the Shares outstanding immediately following the Closing Date, the Issuer shall include in its slate of nominees two (2) Directors designated by the 210 Stockholders and (B) less than 10% but at least 5% of the Shares outstanding immediately following the Closing Date, one (1) Director designated by the 210 Stockholders, (any such designee, a “210 Designee”).

(ii) So long as the RCP Stockholders continue to collectively hold a Combined Voting Power of at least 5% of the Shares outstanding immediately following the Closing Date, the Issuer shall include in its slate of nominees one (1) Director designated by the RCP Stockholders (any such designee, a “RCP Designee”).

(iii) So long as the TrueBridge Stockholders continue to collectively hold a Combined Voting Power of at least 5% of the shares of Common Stock outstanding immediately following the Closing Date, the Issuer shall include in its slate of nominees one (1) Director designated by the TrueBridge Stockholders (any such designee, a “TrueBridge Designee”).

(iv) The Director Designees shall designate the Independent Directors, subject to the transition rules for newly public companies.

(b) As of the Closing Date, the Board shall be comprised of seven (7) Directors as follows:

(i) Class I shall initially consist of C. Clark Webb, Edwin Poston and Scott Gwilliam.

(ii) Class II shall initially consist of Fritz Souder and Robert B. Stewart, Jr.

(iii) Class III shall initially consist of Robert Alpert and Travis Barnes.

(c) The Issuer and each of the Stockholders shall take all actions necessary and within their control so that, subject to the transition rules for newly public companies, at least two (2) Independent Directors who are not affiliated with any Stockholder and who are independent for Audit Committee purposes are nominated and elected to the Board within 90 days of the listing date and within one year of the listing date, at least three (3) Independent Directors who are not affiliated with any Stockholder and who are independent for Audit Committee purposes are nominated and elected to the Board.

(d) If the Issuer’s Nominating and Corporate Governance Committee determines in good faith that a Director Designee (i) is not qualified to serve on the Board consistent with such committee’s duly adopted policies and procedures applicable to all directors or (ii) does not satisfy applicable legal requirements regarding service as a Director, the applicable designating Stockholder shall have the right to designate a different Director Designee. Notwithstanding the foregoing, with respect to each Stockholder, at least one member, partner or senior employee of such Stockholder shall be eligible to serve in such Stockholder’s Director Designee position.

(e) Except as provided above and subject to the applicable provisions of the Amended and Restated Certificate of Incorporation of the Issuer, each Stockholder shall have the sole and exclusive right to (i) direct the other Stockholders to vote all their Shares immediately for the removal of such Stockholder’s designees to the Board, if applicable and (ii) designate a Director Designee, if applicable (serving in the same class as the predecessor), to fill vacancies on the Board pursuant to Section 2.1(a) that are created by reason of death, removal or resignation of such Stockholder’s designees, subject to Section 2.1(d).

(f) The Issuer and each of the Stockholders shall take all actions necessary and within their control to give effect to the provisions contained in this Article II, including (i) in the case of the Issuer, soliciting proxies to vote for each Director Designee or Independent Directors designated by the Stockholders and otherwise using its best efforts to cause each Director Designee and any Independent Directors designated by the Stockholders to be included as the directors in the slate of nominees recommended by the Issuer and elected as a Director of the Issuer, and (ii) in the case of the Stockholders, voting the Shares held directly or indirectly by such Stockholders (whether at a meeting or by consent) and any of their respective Affiliates, to cause the nomination, election, removal or replacement of the Director Designees or Independent Directors designated by the Stockholders, in each case as provided for herein and otherwise using their best efforts to cause the Issuer to comply with its obligations hereunder. No Person shall take any action that would be inconsistent with or otherwise circumvent the provisions of this Agreement; provided that each of the Stockholders may, in its sole discretion, elect not to designate any individual for election to the Board as such Stockholder’s respective Director Designee, if applicable.

(g) The Issuer and its Subsidiaries shall reimburse the Directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board or the board of directors of any of the Issuer’s Subsidiaries, and any committees thereof, including without limitation travel, lodging and meal expenses, in accordance with the Issuer’s reimbursement policies.

(h) The Issuer and its Subsidiaries shall obtain customary director and officer indemnity insurance on commercially reasonable terms which insurance shall cover each member of the Board and the members of each board of directors of each of the Issuer’s Subsidiaries. The Issuer and its Subsidiaries shall enter into director and officer indemnification agreements substantially in the form approved by the Board from time to time, with each of the Stockholders’ designees on the Board.

Section 2.2 Controlled Company.

(a) The Stockholders acknowledge and agree that, (i) by virtue of this Article II, they are acting as a “group” within the meaning of the Stock Exchange rules as of the date hereof, and (ii) by virtue of the Combined Voting Power of Common Stock held by the Stockholders, the Issuer shall qualify as a “controlled company” within the meaning of Stock Exchange rules as of the Closing Date.

(b) So long as the Issuer qualifies as a “controlled company” for purposes of Stock Exchange rules, the Issuer may elect to be a “controlled company” for purposes of Stock Exchange rules, and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. If the Issuer ceases to qualify as a “controlled company” for purposes of Stock Exchange rules, the Stockholders and the Issuer will take whatever action may be reasonably necessary in relation to such party, if any, to cause the Issuer to comply with Stock Exchange rules as then in effect within the timeframe for compliance available under such rules.

ARTICLE III

LOCK-UP RESTRICTIONS

Section 3.1 Lock-Up Restrictions. As of the date of this Agreement, the Restricted Stockholders agree that, without the prior written consent of the Issuer, such Restricted Stockholders will not, and will not publicly disclose an intention to, during the period commencing on the date of this Agreement and ending three years after the date of this Agreement (the “Restricted Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the Restricted Stockholders or any other Equity Securities or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Shares or any such other securities, in cash or otherwise. The Restricted Stockholders acknowledge and agree that the foregoing precludes the Restricted Stockholders from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, sale or disposition of any Shares or any Equity Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the Restricted Stockholders.

Section 3.2 Release of Equity Securities. Notwithstanding Section 3.1, with respect to each Restricted Stockholder, one-third of the Equity Securities held by such Restricted Stockholder as of the consummation of the IPO, shall be released from the lock-up restrictions on each of the first, second and third anniversary of the consummation of the IPO.

Section 3.3 Exceptions to Lock-Up. The restrictions described above in Section 3.1 do not apply to:

(a) transactions relating to the Equity Securities or other securities acquired in open market transactions after the date of this Agreement;

(b) transfers of Equity Securities as a charitable contribution;

(c) issuances, transfers, redemptions or exchanges in connection with the Restructuring on or prior to the date of this Agreement;

(d) transfers of Equity Securities as a bona fide gift;

(e) transfers upon the death of any of the Restricted Stockholders, by will or intestacy, including to the transferee’s nominee or custodian;

(f) distributions of Equity Securities to limited partners or stockholders of the Restricted Stockholders;

(g) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Issuer pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Equity Securities, provided that (i) such plan does not provide for the transfer of Equity Securities restricted under this Agreement and not released pursuant to Section 3.2 or this Section 3.3 during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Issuer regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Equity Securities may be made under such plan during the Restricted Period;

(h) the transfer of Equity Securities that occurs by operation of law pursuant to a qualified domestic order in connection with a divorce settlement or other court order;

(i) a disposition to any trust, the beneficiaries of which are a Restricted Stockholder and/or Immediate Family members of a Restricted Stockholder, or, if the Restricted Stockholder is a trust, to any beneficiaries of the Restricted Stockholder;

(j) transfers to an Immediate Family member of a Restricted Stockholder or a trust formed for the direct or indirect benefit of an immediate family member of a Restricted Stockholder, or an entity all of the partners, members or stockholders of which are, directly or indirectly, immediate family members, or transfers from any such entity to an Immediate Family Member or any of the other entities described in this clause (j);

(k) a transfer to the Issuer upon a vesting event of the Issuer’s restricted stock units or upon the exercise of options to purchase the Issuer’s securities (x) on a “cashless” or “net exercise” basis (in each case to the extent permitted by the instruments representing such options or other securities), so long as such “cashless” exercise or “net exercise” is effected solely by the surrender to the Issuer of shares subject to outstanding options or other securities and the Issuer’s cancellation of all or a portion thereof solely in an amount sufficient to pay the exercise price (or the payment of taxes due as a result of such vesting event or exercise); provided that the Equity Securities received upon such vesting event or exercise shall continue to be subject to the terms of this Agreement or (y) as a cash settle of any options being settled by the Issuer, in its sole discretion; or

(l) the transfer of shares of Equity Securities in connection with a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board, made to all holders of Common Stock, involving a Change in Control, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Equity Securities owned by the Restricted Stockholders shall remain subject to the restrictions contained in this Article III;

provided, that in the case of any transfer or distribution pursuant to clause (d), (e), (f), (h), (i) or (j), each donee, transferee or distributee shall sign and deliver a lock-up agreement substantially in the form of this Article III.

Section 3.3 Additional Restrictions. The Restricted Stockholders also agree and consent to the entry of stop transfer instructions with the Issuer’s transfer agent and registrar against the transfer of the Restricted Stockholder’s Equity Securities except in compliance with the foregoing restrictions.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Amendment. The terms and provisions of this Agreement may be modified or amended at any time and from time to time only by the written consent of each party hereto.

Section 4.2 Termination. This Agreement shall automatically terminate upon the earlier of (i) a Change in Control; (ii) written agreement of each Stockholder who holds Shares at such time; or (iii) solely with respect to a particular Stockholder, the dissolution or liquidation of such Stockholder. In the event of any termination of this Agreement as provided in clauses (i) or (ii) of this Section 4.2, this Agreement shall forthwith become wholly void and of no further force or effect (except for this Article IV) and there shall be no liability on the part of any parties hereto or their respective officers or directors, except as provided in this Article IV. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.

Section 4.3 Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, and notwithstanding the fact that certain of the Stockholders may be partnerships or limited liability companies, by its acceptance of the benefits of this Agreement, the Issuer and each Stockholder covenant, agree and acknowledge that no Person (other than the parties hereto) has any obligations hereunder, and that, to the fullest extent permitted by law, no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any the former, current and future equity holders, controlling persons, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees of the Stockholders or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate, agent or assignee of any of the foregoing, as such for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 4.4 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors, and, except as provided in Section 4.3, nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 4.5 Recapitalizations; Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Issuer or any successor or assign of the Issuer (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

Section 4.6 Addresses and Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or received by certified mail, return receipt requested, sent by reputable overnight courier service (charges prepaid) or electronic mail to the Issuer at the address set forth below and to any other recipient and to any holder of Shares at such address as indicated by the Issuer’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent by electronic mail (provided confirmation of such electronic mail is received or such electronic mail is delivered to the respective email addresses below and no bounce-back or error message is received by the sender), three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. If notice is given to the Issuer or to the Stockholders, a copy shall be sent to such party at the addresses set forth below:

(a) if to the Issuer, to:

P10, Inc.

4514 Cole Avenue, Suite 1600

Dallas, Texas 75205

Attention: Amanda Coussens

with a copy (which shall not constitute written notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attention: Adam W. Finerman, Esq.

(b) if to the Stockholders, to the address set forth on the signature pages hereto.

Section 4.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 4.8 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 4.9 Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 4.10 Applicable Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Court of Chancery of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware) and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.11 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 4.12 Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of electronic transmission (i.e., in portable document format), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of an electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 4.13 Entire Agreement. This Agreement and all of the other exhibits, annexes and schedules hereto constitute the entire understanding and agreement between the parties as to the composition of the Board, the controlled company status of the Issuer and the other matters covered herein and supersede and replace any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any agreement executed or delivered to effect the purposes of this Agreement, this Agreement shall govern as among the parties hereto.

Section 4.14 Remedies. The Issuer and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including, without limitation, costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement, and that the Issuer or any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement. All remedies, either under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

ISSUER:

P10, INC.

By:
Name: Amanda Coussens
Title: CFO

[Signature Page to Controlled Company Agreement]

210 Stockholders:

210/P10 ACQUISITION PARTNERS, LLC
By: 210 Capital, LLC
Its: Sole Member

By: Covenant RHA Partners, L.P.
Its: Member

By:
Name: Robert Alpert
Its: Authorized Signatory

By: CCW/LAW Holdings, LLC
Its: Member

By:
Name: C. Clark Webb
Its: Authorized Signatory

Address: c/o 210 Capital, LLC 4514 Cole Avenue, Suite 1600 Dallas, TX 75205 Attention: Caryn Peeples

[Signature Page to Controlled Company Agreement]

RCP Stockholders:

David McCoy

Address:

Alexander Abell

Address:

Michael Feinglass

Address:

Andrew Nelson

Address:

[Signature Page to Controlled Company Agreement]

Nell Blatherwick

Address:

Thomas P. Danis, Jr. Revocable Living Trust dated March 10, 2003, as amended

By:
Name: Thomas P. Danis, Jr.
Its: Trustee

Address:

Jeff P. Gehl Living Trust dated January 25, 2011

By:
Name: Jeff P. Gehl
Its: Trustee

Address:

[Signature Page to Controlled Company Agreement]

RCP Stockholders (continued):

Charles K. Huebner Trust dated January 16, 2001

By:
Name: Charles K. Huebner
Its: Trustee

Address:

Jon I. Madorsky Revocable Trust dated December 1, 2008

By:
Name: Jon I. Madorsky
Its: Trustee

Address:

Souder Family LLC

By:
Name:
Its:

Address:

[Signature Page to Controlled Company Agreement]

TrueBridge Stockholders:

TrueBridge Colonial Fund, u/a dated 11/15/2015

By:
Name:
Its:

Address:

Mel Williams Irrevocable Trust u/a/d August 12, 2015
By: Alliance Trust Company, its Trustee

By:
Name:
Its:

Address:

TrueBridge Ascent LLC

By:
Name:
Its:

[Signature Page to Controlled Company Agreement]